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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-133439, 333-138744, 333-142358 and 333-149742 on Form S-3 and Registration Statement Nos. 333-91120, 333-151159, 333-151162 and 333-151164 on Form S-8 of our reports dated March 2, 2009, relating to the financial statements of MarkWest Energy Partners, L.P., and the effectiveness of MarkWest Energy Partners, L.P.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of MarkWest Energy Partners, L.P. for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
March 2, 2009

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM